EXHIBIT 99.77e

                          Certification under Rule 466

     The Depositary, Citibank, N.A., represents and certifies the following:

     (1) That it previously had filed a Registration Statement on Form F-6 (Heineken N.V., File No. 33-53438), which the Commission declared effective, with terms of deposit identical to the terms of this Post-Effective Amendment No. 1 to Registration Statement, except for the number of foreign securities a Depositary Share represents.

     (2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                          Citibank, N.A., as Depositary


                          By: /s/ Patricia Brigantic
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                          Name: Patricia Brigantic
                          Title: Director and Counsel
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